                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Security Capital Industrial Trust
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                                     LOGO

To Shareholders of Security Capital Industrial Trust

  You are cordially invited to attend the Annual Meeting of Shareholders of Security Capital Industrial Trust (SCI) to be held on Tuesday, June 30, 1998, at 10:30 a.m. at SCI's World Headquarters at 14100 East 35th Place, Aurora, Colorado.

  At the Annual Meeting you will be asked to elect two Trustees and approve an amendment to the Amended and Restated Articles of Trust which will change the name of SCI to ProLogis Trust and increase the authorized capital of the company. There will also be a report on SCI's business, and shareholders will have an opportunity to ask questions.

  The name change to ProLogis is important to the company and is intended to create stronger awareness of the company's customer-driven strategy and services as it continues its U.S. and global expansion. ProLogis is expected to become an internationally recognizable name that conveys our distribution services expertise around the world. This shift to a more universal identity will be especially important as customers continue to search for ways to streamline and optimize their distribution functions in the highly competitive world markets.

  The Board unanimously recommends that you vote FOR the election of the Trustees and FOR the amendment to the Amended and Restated Articles of Trust.

  Whether or not you plan to attend the Annual Meeting, please complete, sign and date your enclosed proxy card and return it to us in the accompanying envelope as soon as possible.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          K.Dane Brooksher
                                          Co-Chairman and
                                          Chief Operating Officer

                                          Irving F. Lyons, III
                                          Co-Chairman and
                                          Chief Investment Officer

                       SECURITY CAPITAL INDUSTRIAL TRUST
                             14100 EAST 35TH PLACE
                            AURORA, COLORADO 80011

                               ----------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 30, 1998

To the shareholders:

  The 1998 annual meeting of shareholders of Security Capital Industrial Trust ("SCI") will be held on Tuesday, June 30, 1998, at the Denver headquarters, 14100 E. 35th Place, Aurora, Colorado at 10:30 a.m. (Mountain time) for the following purposes:

    1. To elect two Class II Trustees to serve until the annual meeting of shareholders in 2001, and until their successors are duly elected and qualify;

    2. To approve an amendment to SCI's Amended and Restated Declaration of Trust to (a) change SCI's name to ProLogis Trust; and (b) increase the authorized capitalization from 180,000,000 to 230,000,000 shares of beneficial interest; and

    3. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on May 4, 1998 are entitled to notice of, and to vote at, the meeting.

  Please help SCI by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          Jeffrey A. Klopf
                                          Secretary

May 28, 1998

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                       SECURITY CAPITAL INDUSTRIAL TRUST
                             14100 EAST 35TH PLACE
                            AURORA, COLORADO 80011

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 30, 1998

                               ----------------

                              GENERAL INFORMATION

  The Board of Trustees (the "Board") of Security Capital Industrial Trust ("SCI") is soliciting the accompanying proxy for use at the 1998 annual meeting of shareholders to be held on Tuesday, June 30, 1998 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of SCI by delivering to the Secretary of SCI a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. The designated proxy holders will vote Common Shares of Beneficial Interest, par value $.01 per share (the "Common Shares"), represented by a proxy which is received and not revoked. If the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Common Shares will be voted in accordance with his or her specifications. If the shareholder signs and returns a proxy without specifying choices, the Common Shares will be voted in accordance with the recommendations of the Board.

  This Proxy Statement and the accompanying proxy card are expected to first be mailed to shareholders on or about May 28, 1998.

  If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Lucinda G. Marker, Assistant Secretary, Security Capital Industrial Trust, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

  The cost of soliciting proxies will be borne by SCI. In addition to solicitation by mail, and without additional compensation for those services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of SCI. SCI will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Common Shares held of record by such persons, and SCI will upon request of such record holders reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on May 4, 1998, approximately 122,907,744 Common Shares were outstanding. Each whole Common Share outstanding on May 4, 1998, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, is entitled to one vote, and each fractional Common Share is entitled to its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, the affirmative vote of the holders of
(i) a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to elect each nominee for Trustee and
(ii) a majority of the outstanding Common Shares is required to approve the amendment to the Amended and Restated Declaration of Trust ("Declaration of Trust"). Representatives of SCI's transfer agent will assist SCI in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the meeting for purposes of determining a quorum. Abstentions and broker non-votes have the effect of a vote "withheld" with respect to the election of Trustees and of a vote "against" the proposed amendment to the Declaration of Trust.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding ownership of Common Shares as of April 30, 1998 by (i) each person known to SCI to have been the beneficial owner of more than five percent of the outstanding Common Shares on such date, (ii) each Trustee of SCI, (iii) each Named Executive Officer (defined below) and (iv) all Trustees and executive officers of SCI as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes that, for the purpose of calculating the number and percent of Common Shares beneficially owned by a person, (i) all Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, of SCI ("Series B Preferred Shares") and limited partnership interests in SCI Limited Partnership--I, SCI Limited Partnership--II, SCI Limited Partnership--III and SCI Limited Partnership--IV owned by such person (but not any other such securities) have been converted into or exchanged for Common Shares and (ii) all options held by that person which are exercisable within 60 days have been exercised, but that no options or convertible securities held by other persons have been exercised, converted or exchanged. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this Proxy Statement.

                                             NUMBER OF COMMON
                                                  SHARES          PERCENT OF
   NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED   COMMON SHARES
   ------------------------------------     ------------------   -------------
   Security Capital Group Incorporated.....     49,903,814(1)        40.6%
    125 Lincoln Avenue
    Santa Fe, New Mexico 87501
   Scudder Kemper Investments, Inc.........      7,749,590(2)         6.3%
    Two International Place
    Boston, Massachusetts 02110-4103
   K. Dane Brooksher.......................        125,294(3)           *
    14100 East 35th Place
    Aurora, Colorado 80011
   Stephen L. Feinberg.....................        158,577(4)(5)        *
    4855 North Mesa, Suite 120
    El Paso, Texas 79912
   Donald P. Jacobs........................          6,197(4)           *
    J.L. Kellogg Graduate School of
    Management
    Northwestern University
    2001 Sheridan Road
    Evanston, Illinois 60208-2003
   Irving F. Lyons, III....................        359,216(6)           *
    47775 Fremont Boulevard
    Fremont, California 94538

                                              NUMBER OF COMMON
                                                   SHARES          PERCENT OF
   NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED   COMMON SHARES
   ------------------------------------      ------------------   -------------
   William G. Myers........................        163,154(4)(7)         *
    1114 State Street, Suite 232
    Santa Barbara, California 93101
   John E. Robson..........................         25,643(4)(8)         *
    555 California Street, Suite 2600
    San Francisco, California 94101
   Jeffrey H. Schwartz.....................        185,917(9)            *
    14100 East 35th Place
    Aurora, Colorado 80011
   John W. Seiple..........................         50,798(10)           *
    14100 East 35th Place
    Aurora, Colorado 80011
   Robert J. Watson........................         65,393(11)           *
    14100 East 35th Place
    Aurora, Colorado 80011
   Thomas G. Wattles.......................         26,253(12)           *
    125 Lincoln Avenue
    Santa Fe, New Mexico 87501
   All Trustees and Executive Officers as a
    Group (18 persons).....................      1,395,235               *

--------
*   Less than 1%
(1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated ("Security Capital"), and are pledged to secure Security Capital's $700 million revolving line of credit facility with a syndicate of banks. As of May 4, 1998, there were $358 million of borrowings outstanding under the line of credit. The line of credit is also secured by securities owned by Security Capital of Security Capital Pacific Trust, a publicly traded real estate investment trust ("REIT"), Security Capital Atlantic Incorporated, a publicly traded REIT, Homestead Village Incorporated, a publicly traded extended-stay lodging company, and Security Capital U.S. Realty, a publicly traded entity based in Luxembourg which invests in real estate operating companies in the United States. Security Capital estimates that the aggregate market value of the pledged securities exceeded $3.6 billion as of May 4, 1998. Security Capital was in compliance with all covenants under the line of credit at March 31, 1998.
(2) Information with respect to beneficial ownership of Scudder Kemper Investments, Inc. is included herein in reliance on a Schedule 13G dated February 12, 1998 filed with the Securities and Exchange Commission. The
    Schedule 13G indicates that Scudder Kemper Investments, Inc. has sole power to vote or direct the vote of 1,845,715 Common Shares, shared power to vote or direct the vote of 5,559,086 Common Shares and sole power to dispose or direct the disposition of 7,749,590 Common Shares. Scudder Kemper Investments, Inc. disclaims beneficial ownership of these Common Shares.
(3) Includes 740 Common Shares held by Mr. Brooksher's wife.
(4) Includes for Messrs. Feinberg, Jacobs, Myers and Robson beneficial ownership of 8,000, 4,000, 6,000 and 8,000 Common Shares, respectively, that are issuable upon exercise of options granted under the Outside Trustees Plan. See "Election of Trustees--Trustee Compensation."
(5) 50,000 of these Common Shares and 11,000 Series B Preferred Shares convertible into an aggregate of 14,102 Common Shares are owned by Dorsar Partners, L.P.; as a result of his position with this entity, Mr. Feinberg may be deemed to share voting and dispositive power with respect to Common Shares owned by this entity. 6,000 of these Common Shares are owned by a trust for the benefit of Mr. Feinberg, and an additional 6,000 of these Common Shares are owned by a trust for the benefit of a relative of which Mr. Feinberg is a trustee.
(6) 7,624 of these Common Shares are owned by trusts for the benefit of Mr. Lyons and other family members of which Mr. Lyons is a trustee and 269 of these Common Shares are owned by Mr. Lyons' daughters. 256,530 of these Common Shares are issuable upon exchange of units in SCI Limited Partnership--I. Mr. Lyons is a partner of certain limited partners of such partnership. By virtue of such position, Mr. Lyons may be deemed to beneficially own these Common Shares.
(7) 34,814 of these Common Shares are owned by an entity with which Mr. Myers may be deemed to share voting and dispositive power with respect to Common Shares as a result of his position with this entity. 118,181 of these Common Shares are owned by Mr. Myers' Profit Sharing Plan.
(8) 13,939 of these Common Shares are owned by Mr. Robson's IRA and 3,260 of these Common Shares are owned by the John and Margaret Robson Living Trust. Mrs. Robson owns 444 of these Common Shares.
(9) 128,264 of these Common Shares are issuable upon exchange of units in a partnership owned by Mr. Schwartz.
(10) Mr. Seiple's shareholdings include 772 Common Shares owned by his children.
(11) Includes 866 Common Shares held in trust accounts for Mr. Watson's children and 1,150 Common Shares held by the estate of Mr. Watson's late father.
(12) 7,424 of these Common Shares are held by Mr. Wattles' IRA, 2,093 of these Common Shares are held by Mr. Wattles' children and 5 Common Shares are held by Mr. Wattles' wife.

                             ELECTION OF TRUSTEES
                                 (PROPOSAL 1)

NOMINEES

  The Common Shares represented by the accompanying proxy will be voted to elect the two nominees named below as Class II Trustees, unless otherwise indicated on the proxy. Messrs. Feinberg and Jacobs, if elected, will serve as Trustees until the annual meeting of shareholders in 2001. Any vacancies occurring during any calendar year will be filled by the remaining Trustees in office. Any Trustee elected by the Trustees to fill a vacancy will hold office until the next annual meeting of shareholders, at which time the shareholders will elect a Trustee to fill the unexpired term of the class of Trustees in which the vacancy occurred. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW FOR TRUSTEE.

        TRUSTEE          AGE                  BUSINESS EXPERIENCE                  TERM EXPIRES
        -------          ---                  -------------------                  ------------
Stephen L. Feinberg.....  53 Mr. Feinberg has served as a Trustee since January        2001
                             1993. Since 1970, he has been Chairman of the Board
                             and Chief Executive Officer of Dorsar Investment
                             Co., a diversified holding company with interests in
                             real estate, manufacturing and venture capital. Mr.
                             Feinberg is also a director of Security Capital Pre-
                             ferred Growth Incorporated, Continental Transmission
                             Corporation (private investment company), Harvill
                             Press Limited, the Santa Fe Institute and Feinberg
                             Foundation, Inc., and is a former director of
                             Farrar, Strauss and Giroux, Inc. (private publishing
                             company). Mr. Feinberg was formerly Chairman of the
                             Board and a member of the Board of Visitors and Gov-
                             ernors of St. John's College and a director of many
                             other charitable organizations.

                                              BUSINESS EXPERIENCE
        TRUSTEE          AGE     AND DIRECTORSHIPS OF PUBLICLY HELD COMPANIES      TERM EXPIRES
        -------          ---     --------------------------------------------      ------------
Donald P. Jacobs........  70 Mr. Jacobs has served as a Trustee since February         2001
                             1996. Mr. Jacobs has been a member of the J.L.
                             Kellogg Graduate School of Management of Northwest-
                             ern University since 1957, and Dean since 1975. Mr.
                             Jacobs is a director of Commonwealth Edison and its
                             parent company, Unicom, First National Bank of Chi-
                             cago, Hartmarx Corporation, Unocal Corporation, and
                             Whitman Industries. Mr. Jacobs is Chairman of the
                             Public Review Board of Andersen Worldwide. From 1990
                             to 1992, Mr. Jacobs was Chairman of the Advisory
                             Committee of the Oversight Board of the Resolution
                             Trust Corporation for the third region; from 1975 to
                             1979, Chairman of the Board of AMTRAK; from 1970 to
                             1971, Co-Staff Director of the Presidential Commis-
                             sion on Financial Structure and Regulation; from
                             1963 to 1964, Senior Economist for the Banking and
                             Currency Committee of the U.S. House of Representa-
                             tives.

  Security Capital has the right to nominate up to three Trustees, depending upon its level of beneficial ownership of Common Shares. See "Certain Relationships and Transactions--Amended and Restated Investor Agreement." Messrs. K. Dane Brooksher, Irving F. Lyons, III and Thomas G. Wattles, due to their relationship with Security Capital, are deemed to be the nominees of Security Capital. The Declaration of Trust requires that a majority of the Trustees be independent Trustees.

CONTINUING TRUSTEES

  The following persons will continue to hold positions as Trustees as described below:

  K. DANE BROOKSHER--59--Mr. Brooksher has served as a Trustee since October 1993. Mr. Brooksher is Co-Chairman and Chief Operating officer of SCI; prior to the merger of Security Capital Industrial Incorporated (the "REIT Manager") with and into SCI on September 8, 1997, Co-Chairman and Chief Operating Officer of the REIT Manager since November 1993, and director of the REIT Manager. Prior thereto, Area Managing Partner and Chicago Office Managing Partner of KPMG Peat Marwick (independent public accountants), member of the Board of Directors and Management Committee. Mr. Brooksher's term as Trustee expires in 1999.

  IRVING F. LYONS, III--48--Mr. Lyons has served as a Trustee since March 1996. Mr. Lyons is the Co-Chairman and Chief Investment Officer of SCI; prior to the merger of the REIT Manager with and into SCI on September 8, 1997, Co-Chairman and Chief Investment Officer of the REIT Manager since March 1997, and director of the REIT Manager. Prior thereto, from December 1993 to March 1997, Managing Director of SCI and the REIT Manager, where he was responsible for the Pacific region of the United States. Mr. Lyons was the Managing Partner of King & Lyons (a San Francisco Bay Area industrial real estate development and management company) since its inception in 1979, where he was responsible for supervising development, asset management and day-to-day activities. Mr. Lyons' term as Trustee expires in 2000.

  WILLIAM G. MYERS--70--Mr. Myers has served as a Trustee since January 1995. Mr. Myers is a Trustee of Security Capital Pacific Trust; Chief Executive Officer of Ojai Ranch and Investment Company, Inc., Santa Barbara, California, which he founded in 1963 (agri-business and other investments); and Director, Chalone Wine Group, Napa, California. Mr. Myers' term as Trustee expires in 2000.

  JOHN E. ROBSON--67--Mr. Robson has served as a Trustee since April 1994. Since October 1993, Mr. Robson has served as Senior Advisor of BankAmerica Robertson, Stephens & Company, a San Francisco-based investment banking company. From 1989 to 1992, Mr. Robson served as Deputy Secretary of the United States

Treasury. From 1986 to 1989, Mr. Robson was Dean and Professor of Management, Emory University School of Business Administration. From 1975 to 1985, he served as President and Chief Executive Officer and as Executive Vice President of G.D. Searle & Co. (pharmaceutical and consumer products). Mr. Robson is currently a director of Northrop Grumman Corporation (aerospace) and Monsanto Company. Mr. Robson's term as Trustee expires in 2000.

  THOMAS G. WATTLES--46--Mr. Wattles has served as a Trustee since January 1993. He was a director of SCI's predecessor since its formation in June 1991 and was non-executive Chairman of SCI from March 1997 to May 1998. Prior to the merger of the REIT Manager with and into SCI on September 8, 1997, he was a director of the REIT Manager. Mr. Wattles has been Managing Director of Security Capital since March 1991; prior thereto, Mr. Wattles was Co-Chairman and Chief Investment Officer of SCI and the REIT Manager from November 1993 to March 1997; from January 1991 to December 1992, Managing Director of Security Capital (Pacific) Incorporated. Mr. Wattles' term as Trustee expires in 1999.

MEETINGS AND COMMITTEES

  The Board held ten meetings during 1997, including five telephonic meetings. The Audit Committee of the Board, composed of Messrs. Feinberg, Myers and Robson, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of SCI, reviewing and approving non-audit services, and reviewing the scope of the audits conducted by the auditors. The Audit Committee held two meetings during 1997.

  In April 1994, the Board established an Investment Committee to approve asset acquisitions and other SCI investment decisions between meetings of the full Board. Any decisions made by the Investment Committee are reported to the full Board at its next quarterly meeting. The Investment Committee is comprised of Messrs. Feinberg, Lyons, Myers and Wattles, and held 16 meetings during 1997. Also, in January 1997, the Board established a Management Development and Compensation Committee (the "Compensation Committee") consisting of Messrs. Myers (Chairman), Feinberg and Robson, with Messrs. Brooksher and Wattles serving as non-voting members. The Compensation Committee reviews and approves SCI's compensation arrangements and plans. The Compensation Committee held three meetings during 1997. SCI has no standing nominating committee.

  During 1997, each Trustee attended at least 75 percent of the total number of meetings of the Board and the committees on which he served.

TRUSTEE COMPENSATION

  SCI pays an annual retainer of $20,000 to Trustees who are not officers of SCI. These fees are paid to the Trustees in Common Shares (quarterly on each dividend payment date) based on the then current market price of the Common Shares pursuant to SCI's dividend reinvestment and share purchase plan as described below. Such Trustees also receive $1,000 for each meeting attended, which is also paid in Common Shares. Members of the Investment Committee receive an additional annual retainer of $4,000 and members of the Audit, Compensation and Special Committees receive an additional annual retainer of $2,000, which retainers are also paid in Common Shares. SCI's dividend reinvestment and share purchase plan commenced in April 1995. Both the retainer and meeting fees payable to Trustees are paid directly into such plan on behalf of the Trustees as optional cash payments, and the Common Shares purchased remain in the plan. Common Shares purchased with the retainer and committee fees may not be sold or otherwise transferred so long as the Trustee remains a Trustee. The Board may grant an individual Trustee a waiver of the requirement that Trustees' fees be used to purchase Common Shares or that such Common Shares be held so long as the Trustee remains a Trustee. Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

  Messrs. Brooksher, Lyons and Wattles are not separately compensated for serving as Trustees.

  In addition, pursuant to the Outside Trustees Plan (described below), each Trustee who is not an employee of SCI on the date of each annual meeting of shareholders is entitled to receive an option to purchase 2,000 Common Shares at a price per Common Share equal to the closing price on the New York Stock Exchange (the "NYSE") on such date.

OUTSIDE TRUSTEES PLAN

  At the 1994 annual meeting, shareholders approved the issuance of up to 100,000 Common Shares under SCI's Common Share Option Plan for Outside Trustees (the "Outside Trustees Plan"). Options granted under the Outside Trustees Plan are for a five-year term and are immediately exercisable in whole or in part. The exercise price of options granted may not be less than the fair market value of Common Shares on the date of grant. There are currently 74,000 Common Shares available for future options under the Outside Trustees Plan.

  Options granted under the Outside Trustees Plan provide that the option holder may, in the event of the acquisition of 50% or more of the outstanding Common Shares as the result of any cash tender offer or exchange offer (other than one made by SCI), exercise the options immediately or surrender the options, or any unexercised portion thereof, to SCI and receive cash from SCI equal to the difference between the exercise price of each option and the per Common Share price of the tender offer or exchange offer, multiplied by the number of Common Shares for which options are held.

                       AMENDMENT TO DECLARATION OF TRUST
                                 (PROPOSAL 2)

  THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO DECLARATION OF TRUST.

  The Board has approved, subject to shareholder approval, an amendment to the Declaration of Trust (the "Amendment") which would change SCI's name to ProLogis Trust and increase the number of authorized shares of beneficial interest from 180,000,000 to 230,000,000 shares.

 Name Change

  The Board believes that SCI has a unique opportunity to increase awareness of its brand by adopting a name that is distinctive, representative of SCI's business and memorable. Increased brand awareness among SCI's customers should assist SCI in attracting and retaining customers and in further developing SCI as the global leader in its industry. The Board believes that the name ProLogis Trust meets these criteria and in so doing will help SCI advance its long-term business objectives.

 Increase in Authorized Shares

  The Declaration of Trust authorizes the issuance of 180,000,000 shares of beneficial interest, $0.01 par value per share. As of April 30, 1998, there were approximately 122,907,744 Common Shares outstanding, 5,400,000 Series A Cumulative Redeemable Preferred Shares of Beneficial Interest outstanding, 7,947,100 Series B Preferred Shares outstanding, 2,000,000 Series C Cumulative Redeemable Preferred Shares of Beneficial Interest outstanding and 10,000,000 Series D Cumulative Redeemable Preferred Shares of Beneficial Interest outstanding, totaling approximately 148,254,844. The Board believes that it is important to have a sufficient number of authorized but unissued shares of beneficial interest available to provide for the future raising of capital, for use in connection with acquisitions and for issuance under SCI benefit plans. Raising the number of authorized shares to 230,000,000 will provide SCI with the flexibility to provide for such circumstances. The terms of any such shares, including dividends or distributions, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by the Board. Further issuance of shares of beneficial interest could have a dilutive effect on shareholders' voting and economic interests in SCI. Furthermore, issuance of newly authorized shares of beneficial interest could be used by the Board to delay or hinder a hostile acquisition proposal. The Amendment is being submitted to the shareholders for their approval. The Amendment will be adopted if approved by the vote of the holders of a majority of the outstanding Common Shares.

                            EXECUTIVE COMPENSATION

  The following table presents the compensation for 1997 and 1996 of each of the Co-Chairmen and the three other most highly compensated executive officers of SCI (the "Named Executive Officers"). Each Named Executive Officer was an employee of Security Capital Industrial Incorporated, SCI's former REIT Manager, which was a wholly owned subsidiary of Security Capital, and was compensated by Security Capital during 1996 and from January 1, 1997 through the closing of the merger transaction described below (the "Merger") on September 9, 1997 (see "Certain Relationships and Transactions--Merger with SCI's REIT Manager and Property Manager").

                                   ANNUAL COMPENSATION                       LONG-TERM COMPENSATION AWARDS
                         --------------------------------------- ------------------------------------------------------
                                                                                          SHARES OF
                                                                                       SECURITY CAPITAL
                                                                              COMMON       CLASS A
                                                                 RESTRICTED   SHARES     COMMON STOCK
        NAME AND                                  OTHER ANNUAL     STOCK    UNDERLYING    UNDERLYING       ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY($) BONUS($) COMPENSATION($) AWARDS($)  OPTIONS(#)  OPTIONS(#)(1)   COMPENSATION($)
   ------------------    ---- --------- -------- --------------- ---------- ---------- ---------------- ---------------
K. Dane Brooksher....... 1997  250,000  350,000        --           (2)      202,650         469              --
 Co-Chairman             1996  207,000  268,000        --           --           --          658              --
Irving F. Lyons, III.... 1997  250,000  275,000        --           (2)      202,650         892              --
 Co-Chairman             1996  145,000  230,000        --           --           --          571              --
Jeffrey H. Schwartz..... 1997  227,462  250,000        --           (2)      122,531         208              --
 Managing Director       1996  150,000  140,000        --           --           --          417              --
Robert J. Watson........ 1997  200,000  215,000        --           (2)      122,531         219              --
 Managing Director       1996  162,000  125,000        --           --           --          439              --
John W. Seiple.......... 1997  200,000  200,000        --           (2)      103,681         208              --
 Managing Director       1996  135,000  165,000        --           --           --          527              --

--------
(1) These options to acquire shares of Security Capital's Class A Common Stock (the "Class A Common Stock") were awarded by Security Capital under Security Capital's 1995 Option Plan. At the time of the award of these options, each of the Named Executive Officers was an employee of the REIT Manager.
(2) Under the share purchase program of the 1997 Incentive Plan, the Named Executive Officers purchased Common Shares as follows in 1997: Mr. Brooksher, 94,256 Common Shares; Mr. Lyons, 94,256 Common Shares; Mr. Schwartz, 56,553 Common Shares; Mr. Watson, 56,553 Common Shares; and Mr. Seiple, 47,128 Common Shares. All of these purchases were at the price and upon the other terms, conditions and restrictions described under "--Share Purchase Program."

1997 LONG-TERM INCENTIVE PLAN

 General

  In 1997 SCI adopted the 1997 Long-Term Incentive Plan which contains the following terms and conditions. The number of Common Shares which may be awarded under the 1997 Incentive Plan may not exceed 9,410,000 Common Shares in the aggregate and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. Common Shares issued under the 1997 Incentive Plan may be authorized and unissued shares, or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the 1997 Incentive Plan, the number or type of shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The 1997 Incentive Plan authorizes the establishment of one or more option programs and share purchase programs and authorizes the award of share grants (any of which may be subject to restrictions). All employees of SCI or any of its affiliates are eligible to participate in the 1997 Incentive Plan. The Compensation Committee administers the 1997 Incentive Plan. Subject to the terms of the 1997 Incentive Plan, the Compensation Committee determines which employees shall be eligible to receive awards under the 1997 Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards. Non-employee trustees of SCI are not eligible to participate in the 1997 Incentive Plan.

  Options awarded under the 1997 Incentive Plan may be either incentive share options which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified share options which are not intended to satisfy Section 422 of the Code. Options become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Compensation Committee deems appropriate. Options expire on the date determined by the Compensation Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement or
(iii) the three month anniversary of the participant's termination of employment for any other reason. Common Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine. The 1997 Incentive Plan provides generally that participants who are awarded options will also receive dividend equivalent units with respect to the options. The dividend equivalent units will be subject to the same vesting schedule as the options and will be payable when the options are exercised, unless the participant elects to defer receipt, or will expire. Generally, each participant will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share that is in excess of the S&P 500 average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the participant's outstanding options that were granted with dividend equivalent units. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Common Shares at the rate of one Common Share per dividend equivalent unit.

  The 1997 Incentive Plan provides that the Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of shares and the performance measures and periods shall be established by the Compensation Committee at the time the award is made, provided that any performance period shall be at least one year.

 Non-Qualified Options

  The Compensation Committee may grant non-qualified options to acquire Common Shares. Concurrently with the consummation of the merger of SCI's REIT Manager and SCI Client Services Incorporated (the "Property Manager") with SCI (the "Merger"), the Named Executive Officers and certain other officers of SCI were granted options to purchase Common Shares at a price of $21.21825 per share (the average of the high and low price of Common Shares on September 8, 1997, the date the 1997 Incentive Plan was approved by shareholders). The options will become exercisable 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant and expire ten years after the date of grant. The participants have no rights as shareholders with respect to the shares subject to the options until the option is exercised. No income will be recognized by a participant at the time the options or the dividend equivalent units are granted. The exercise of a non-qualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option price. Receipt of a dividend equivalent unit by the participant is generally a taxable event that requires the participant to recognize, as ordinary income, the fair market value of the shares at the time of receipt. SCI ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option and payment of dividend equivalent units. The amount of the deduction is equal to the ordinary income recognized by a participant. SCI has adopted the provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123") "Accounting for Stock Based Compensation." Under the provisions of this statement, SCI will continue to account for its share options under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

 Share Purchase Program

  Concurrently with the consummation of the Merger, SCI permitted the Named Executive Officers and certain other officers and employees to purchase a total of 1,356,834 Common Shares at a price of $21.21875 per share (the average of the high and low price of the Common Shares on September 8, 1997, the date the 1997 Incentive Plan was approved by shareholders) with two matching options for each share purchased. Each matching option has an exercise price equal to $21.21875. No dividend equivalent units were issued with respect to such matching options. The share purchases provide for a one-year restricted period during which the participants may not, while employed, sell the purchased shares. If a participant leaves the employ of SCI prior to the end of the restricted period, SCI has the right to repurchase the shares at the fair market value of such shares at the time the participant's employment is terminated. At the end of the restricted period, the participant will own the shares without further restriction. However, if the participant sells the restricted shares after the end of the restricted period, the participant's matching options may be adversely affected. SCI made loans for up to 95% of the purchase price available to participants. Each loan is fully recourse to the participant and is secured by the purchased shares. Each loan has a 10 year term and an interest rate equal to the lower of SCI's dividend yield or 6%. The loan will become due and payable (i) immediately upon sale of the purchased shares or SCI's termination of the participant's employment for cause, (ii) 90 days following the participant's termination of employment with SCI for any reason other than death, disability, retirement or following a change in control of SCI, (iii) 180 days following SCI's termination of the participant's employment following a change in control or (iv) 365 days following the participant's termination of employment with SCI by reason of death, disability or retirement. See "--Loans to Executive Officers."

 Option Grants in 1997

  The following table sets forth certain information with respect to individual grants of options during 1997 to each of the Named Executive Officers.

                                      COMMON SHARES                    SHARES OF SECURITY CAPITAL CLASS A COMMON STOCK
                    ------------------------------------------------- -------------------------------------------------
                                    INDIVIDUAL GRANTS                                 INDIVIDUAL GRANTS
                    ------------------------------------------------- -------------------------------------------------
                                PERCENT                                           PERCENT
                               OF TOTAL                                          OF TOTAL
                    SECURITIES  OPTIONS                        GRANT  SECURITIES  OPTIONS                        GRANT
                    UNDERLYING  GRANTED  EXERCISE              DATE   UNDERLYING  GRANTED  EXERCISE              DATE
                     OPTIONS      TO      OR BASE             PRESENT  OPTIONS      TO      OR BASE             PRESENT
                     GRANTED   EMPLOYEES   PRICE   EXPIRATION  VALUE   GRANTED   EMPLOYEES   PRICE   EXPIRATION  VALUE
       NAME           (#)(1)    IN 1997  ($/SHARE)    DATE    ($)(2)    (#)(3)    IN 1997  ($/SHARE)    DATE    ($)(4)
       ----         ---------- --------- --------- ---------- ------- ---------- --------- --------- ---------- -------
K. Dane Brooksher..  202,650     6.56%     21.22     9/8/07   439,751    469       0.88%     1,600    12/04/07  291,752
Irving F. Lyons,
 III...............  202,650     6.56%     21.22     9/8/07   439,751    486       0.92%     1,236    12/31/97   46,630
                                                                         406       0.77%     1,600    12/04/07  252,851
Jeffrey H.
 Schwartz..........  122,531     3.97%     21.22     9/8/07   265,892    208       0.39%     1,600    12/04/07  129,343
Robert J. Watson...  122,531     3.97%     21.22     9/8/07   265,892    219       0.41%     1,600    12/04/07  136,151
John W. Seiple.....  103,681     3.36%     21.22     9/8/07   224,988    208       0.39%     1,600    12/04/07  129,343

--------
(1) The options vest 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of the grant. As described under "--General," the following number of these options granted to the Named Executive Officers in 1997 have dividend equivalent units: Mr. Brooksher, 14,138 options; Mr. Lyons, 14,138 options; Mr. Schwartz, 9,425 options; Mr. Watson, 9,425 options; and Mr. Seiple, 9,425 options. The remaining options granted to the Named Executive Officers in 1997 were matching options granted pursuant to the share purchase program and do not have matching dividend equivalent units, as described under "--Share Purchase Program."
(2) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    6.75 years; a risk-free interest rate of 6.35%; an expected dividend yield of 7.36%; and expected volatility of 19.20%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.
(3) The options vest 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant.

(4) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: a weighted-average expected option life of 6.75 years; a risk-free interest rate of 5.87%; expected volatility of 22.09%; and no dividend yield. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess market value of the shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

 Aggregated Option Exercises in 1997 and Year-End Option Values

  The following table sets forth certain information concerning exercises of options during 1997 by each of the Named Executive Officers and the year-end value of unexercised options owned by those executive officers.

                                     COMMON SHARES
                  ---------------------------------------------------
                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                   UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                         YEAR-END(#)               YEAR-END($)
                  ------------------------- -------------------------
      NAME        EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----        ----------- ------------- ----------- -------------
K. Dane
 Brooksher......      --         202,650        --         740,939
Irving F. Lyons,
 III............      --         202,650        --         740,939
Jeffrey H.
 Schwartz.......      --         122,531        --         448,004
Robert J.
 Watson.........      --         122,531        --         448,004
John W. Seiple..      --         103,681        --         379,084
                             SHARES OF SECURITY CAPITAL CLASS A COMMON STOCK
                  ----------------------------------------------------------------------
                   SHARES              SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                  ACQUIRED            UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                     ON      VALUE          YEAR-END(#)               YEAR-END($)
                  EXERCISE REALIZED  ------------------------- -------------------------
      NAME          (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----        -------- --------- ----------- ------------- ----------- -------------
K. Dane
 Brooksher......     --          --     1,684        4,592      1,859,998    3,771,220
Irving F. Lyons,
 III............   2,711   1,836,757      --         1,484            --       544,997
Jeffrey H.
 Schwartz.......     --          --       841        1,066        529,291      476,980
Robert J.
 Watson.........     --          --     1,471        1,627      1,583,987    1,079,030
John W. Seiple..     --          --       --         1,176            --       525,382

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  SCI has no employment contracts with any Named Executive Officer and no plans or arrangements by which any such executive officer will be compensated as a result of his resignation or retirement or any other termination of his employment with SCI or in connection with a change in control of SCI, except that in the event a "Change in Control," as such term is defined in either the 1997 Long-Term Incentive Plan or the Outside Trustees Plan, occurs, options to purchase Common Shares granted under either of the loans become immediately exercisable and restrictions on purchased Common Shares lapse.

LOANS TO EXECUTIVE OFFICERS

  On October 3, 1995, Security Capital entered into an unsecured, full recourse promissory note with K. Dane Brooksher, Co-Chairman and Chief Operating Officer of SCI. Under the terms of the promissory note, Security Capital lent Mr. Brooksher $249,997, which amount is due on the earlier of January 4, 2005 or 120 days after Mr. Brooksher is no longer an officer of SCI. Interest on the unpaid balance accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semi-annually on each July 4 and January 4. The proceeds of the promissory note were used by Mr. Brooksher to purchase Common Shares.

  On April 1, 1997, Security Capital entered into a secured promissory note and related pledge agreement with Thomas G. Wattles, a Trustee of SCI. Under the terms of the secured promissory note, Security Capital lent Mr. Wattles $411,000, which amount may be increased by Mr. Wattles up to $536,000. The principal amount of the note is due on the earlier of January 15, 2000 or 120 days after Mr. Wattles is no longer an officer of Security Capital or an affiliate thereof. Interest on the unpaid balance accrues at six percent per year and is payable annually on January 15 each year the secured promissory note is outstanding. The proceeds of the secured promissory note were used by Mr. Wattles to repay principal and interest on earlier notes issued by Mr. Wattles to Security Capital between January 1991 and October 1995, aggregating approximately $362,000, for repayment of other obligations and for the payment of taxes. The secured promissory note is secured by Class A Shares of Security Capital and Common Shares of SCI owned by Mr. Wattles. The secured promissory note is also secured by a life insurance policy on Mr. Wattles in the amount of $536,000 which policy has been assigned to Security Capital. Mr. Wattles has also agreed that if he exercises any options for Security Capital securities prior to repayment of the secured promissory note, any securities obtained upon exercise of such options shall become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) of any securities obtained upon exercise of such options and disposed of by Mr. Wattles shall be immediately applied to the outstanding and unpaid interest and principal on the secured promissory note.

  SCI made loans to the Named Executive Officers as follows during 1997 for the purchase price of Common Shares pursuant to the share purchase program:
Mr. Brooksher, $1,899,995; Mr. Lyons, $1,899,995; Mr. Schwartz, $1,139,984;
Mr. Watson, $1,139,984; and Mr. Seiple, $949,997. Each loan is full recourse to the executive officer and is secured by the purchased Common Shares. The loans bear interest at 6.0% per annum and have a ten-year term. The loans will become due and payable (i) immediately upon the sale of the purchased Common Shares or SCI's termination of the executive officer's employment for cause,
(ii) 180 days after SCI's termination of the executive officer's employment following a change in control, (iii) 365 days after termination of the executive officer's employment by reason of death, disability or retirement or
(iv) 90 days after termination of the executive officer's employment for any other reason.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee consists entirely of non-employee Trustees and is responsible for acting on behalf of the Board with respect to (i) SCI's compensation practices, (ii) SCI's benefits programs, (iii) review and approval of salaries and other compensation of SCI's senior executive officers and (iv) adopting, administering and approving awards under incentive compensation and stock plans. The Compensation Committee determines the Co-Chairmen's compensation and the compensation of executive officers of SCI based on an examination of competitive market data, an evaluation of individual performances and SCI's performance and consultation with senior management, which compensation is ratified by the full Board. Payment of cash compensation and option grants by SCI to its executive officers began on September 9, 1997, the date the Merger occurred. Grants of options to purchase Security Capital Class A Common Stock were made by Security Capital to the Co-Chairmen and to certain executive officers while they were employed by the REIT Manager.

COMPENSATION PHILOSOPHY

  SCI's compensation program is designed to:

  . Attract, reward and retain highly qualified executives.

  . Align shareholder and employee interests.

  . Reward long-term career contributions to SCI.

  . Emphasize the variable portion of total compensation (cash bonuses and stock appreciation through the Long-Term Incentive Plan) as an individual's level of responsibility increases.

  The Compensation Committee is committed to a compensation philosophy which rewards employees on the basis of SCI's success in attaining corporate financial objectives as well as on the basis of the employee's success in attaining financial and qualitative performance objectives.

COMPENSATION PRACTICES

  SCI's compensation practices regarding its executive officers have the following components:

  . Individual performance reviews every 12 months.

  . Base salary which is paid annually and reviewed not less frequently than every 24 months.

  . A target bonus which is set after review at the same time the base salary is reviewed with an actual bonus being paid in varying percentages of the target bonus (based on individual and company performance) every 12 months.

  . Option awards at fair market value which are annual awards based on the responsibility band of the executive and an individual performance assessment.

  Executive officers of SCI who had been employed by the REIT Manager were paid by Security Capital prior to the Merger. Security Capital established base salaries and target bonuses for 1997, which were approved by the Compensation Committee and remained in effect after the Merger.

 Performance Reviews

  With respect to the 1997 bonus and option compensation for individual executive officers, the Compensation Committee reviewed SCI's financial performance, as well as objectives and a subjective assessment of the executive's performance. In the case of particular individuals, circumstances unique to such individual, such as increased responsibilities or extraordinary effort, were also considered.

 Base Salary

  Security Capital set the base salaries for SCI's executive officers for 1997 prior to the Merger, which were approved by the Compensation Committee and remained in effect after the Merger. In the future, base salary will be established when an executive officer joins SCI and will be reviewed for all executive officers in December of even numbered years. The next salary review will occur in late 1998, and will become effective in January 1999. With respect to the executive officers of SCI, the Compensation Committee will base its salary compensation decisions primarily on its overall assessment of the executive's potential contribution to SCI on both a short-term and long-term basis and competitive market considerations.

 Annual Bonus

  Security Capital set the target bonuses for SCI's executive officers for 1997 prior to the Merger, which were approved by the Compensation Committee and remained in effect after the Merger. In the future, the Compensation Committee will establish target bonuses for each executive officer at the same time that base salary is established. The actual percentage of target bonus for each year is up to the discretion of the Compensation Committee. The actual amount of a bonus is based primarily upon the individual's performance and SCI's performance during the prior year. The Compensation Committee made the determination for actual bonuses paid for 1997.

 Option Awards and Share Purchase Awards

  The Compensation Committee believed it was appropriate in 1997 to make long-term incentive awards to SCI's executive officers. Option awards to purchase shares of Security Capital Class A Common Stock had been awarded annually to the officers and employees of the REIT Manager and the Property Manager since SCI was organized and constituted an important component of senior executive compensation. In connection with the Merger, the Compensation Committee granted option awards and shares purchase awards for SCI Common Shares. In arriving at the 1997 award levels, the Compensation Committee gave consideration to the executive's relative position, responsibilities and performance, the change from being employees of Security Capital to becoming employees of SCI, as well as option awards for shares of Security Capital Class A Common Stock granted by Security Capital in 1997. After the Merger, SCI employees will no longer receive option awards from Security Capital.

  The purpose of the awards is to furnish long-term incentives to executive officers to build shareholder value and to motivate and retain the personnel critical to SCI's long-term success. Awards vest over a five-year period, with no awards vested until the end of the second anniversary of the grant. It is the intention of the Compensation Committee to continue to emphasize long-term incentives as an important component of the compensation provided to SCI executive officers.

CO-CHAIRMEN COMPENSATION

  The Compensation Committee met this year and plans to meet annually without the Co-Chairmen present to evaluate their individual performances and to determine their compensation. In considering the Co-Chairmen's compensation, the Compensation Committee considered their positions as principal executive officers of SCI. In considering Mr. Brooksher's compensation, the Compensation Committee considered his principal responsibilities, which are to provide overall vision and strategic direction for SCI, to attract and retain highly qualified employees and to develop and maintain key capital relationships for SCI. In considering Mr. Lyons' compensation, the Compensation Committee considered his principal responsibilities, which are to provide the overall strategic direction for SCI's capital deployment.

  In reviewing and determining Mr. Brooksher's and Mr. Lyons' compensation for 1997, the Compensation Committee reviewed the overall performance of SCI and their performances. During 1997, SCI had a variety of financial and operations achievements in which the Compensation Committee believed Mr. Brooksher and Mr. Lyons were instrumental. In 1997, SCI, through affiliates, entered into two key extensions of its service platform, refrigerated logistics and site optimization consulting, which are expected to make significant contributions to SCI's growth and funds from operations. During the year, SCI became a global company with operations in Mexico and two countries in Europe. In 1997, SCI generated funds from operations per share of $1.52, compared to $1.30 per share in 1996. Additionally, during 1997, SCI redeployed over $135 million in gross proceeds from dispositions of properties in markets which management believed had less attractive long-term growth prospects to new properties in markets with more attractive fundamentals. During the year, SCI also acquired $850 million of distribution facilities and land and had $370 million in development starts. In addition, on September 9, 1997, SCI became an internally managed REIT when it acquired the operations and business of the REIT Manager and the Property Manager. Each of these developments was considered by the Compensation Committee in determining Mr. Brooksher's and Mr. Lyons' compensation.

  Based on their individual contributions as well as SCI's performance, during 1997, Mr. Brooksher received a base salary of $250,000 and a bonus of $350,000. Of those amounts, $166,667 and $153,750, respectively, were paid by Security Capital for contributions to Security Capital prior to the Merger. During 1997, Mr. Lyons received a base salary of $250,000 and a bonus of $275,000. Of those amounts, $166,667 and $103,750, respectively, were paid by Security Capital for contributions to Security Capital prior to the Merger. The Compensation Committee determined to award Mr. Brooksher options to acquire 202,650 Common Shares and share purchase awards of 94,256 Common Shares and to lend Mr. Brooksher $1,899,995 to assist in the purchase of those Common Shares. In addition, Mr. Brooksher received options to purchase 469 shares of Security Capital Class A Common Stock from Security Capital. The Compensation Committee determined to award Mr. Lyons options to acquire 202,650 Common Shares and share purchase awards of 94,256 Common Shares and to lend Mr. Lyons $1,899,995 to assist in the purchase of those Common Shares. In addition, Mr. Lyons received options to purchase 892 shares of Security Capital Class A Common Stock from Security Capital. The long-term incentives received by Mr. Brooksher and Mr. Lyons from SCI are in the form of share options and share purchase awards which are identical in structure to those which are offered to SCI's other officers and key employees.

  The Compensation Committee expects to conduct a complete review of SCI's compensation practices during 1998 to determine whether the compensation philosophy, general amounts and combination of base salary, target bonus and options should be materially changed.

SECTION 162(M)

  The Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1,000,000 per executive. The law exempts compensation paid under plans which relate compensation to performance. Although SCI's plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in SCI's compensation program to take into consideration the tax law. However, the Compensation Committee is of the current opinion that it is better to retain discretion than to give it up in exchange for the tax deduction.

  This report is submitted by the members of the Compensation Committee:
William G. Myers, Chairman, Stephen L. Feinberg and John E. Robson.

  The Report of the Compensation Committee on Executive Compensation and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Acts of 1933 or under the Securities Exchange Act of 1934, except to the extent SCI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Index for the period commencing March 31, 1994, the date that SCI's initial public offering was completed, and ended December 31, 1997. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)
              SCI COMMON SHARES, S&P COMPOSITE--500 STOCK INDEX &
                           NAREIT EQUITY REIT INDEX

                                     LOGO

                  MARCH 31, DECEMBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 31,
                   1994(2)      1994         1995         1996         1997
                  --------- ------------ ------------ ------------ ------------
   SCI...........  $100.00    $123.03      $134.16      $173.26      $215.09
   S&P 500.......  $100.00    $105.31      $144.89      $178.16      $237.59
   NAREIT........  $100.00    $ 99.77      $115.01      $155.57      $187.08

--------
(1) Assumes that the value of the investment in Common Shares and each index was $100 on March 31, 1994 and that all dividends were reinvested. For purposes of calculating total return on the Common Shares, the Warrant Issuance described below in "Certain Relationships and Transactions-- Merger with SCI's REIT Manager and Property Manager" was valued based on the closing price of the warrants distributed on the NYSE on September 18, 1997, the date the warrants were issued to the distribution agent.
(2) SCI's initial public offering was completed, and the Common Shares commenced trading, on March 31, 1994.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

MERGER WITH SCI'S REIT MANAGER AND PROPERTY MANAGER

  In January 1997, Security Capital made a proposal to the Board that Security Capital exchange the REIT Manager and the Property Manager for Common Shares, with the result that SCI would become an internally managed REIT. On March 24, 1997, Security Capital and SCI entered into a Merger and Issuance Agreement, as amended (the "Merger Agreement"), which was approved by the shareholders of SCI on September 8, 1997, pursuant to which the Merger was consummated and the REIT Manager and the Property Manager were merged into a newly formed subsidiary of SCI. The employees of the REIT Manager and the Property Manager became employees of SCI as a result of the Merger. In exchange for the transfer of those businesses, SCI issued to Security Capital 3,692,023 Common Shares. The number of Common Shares issued to Security Capital was based on the average closing price of the Common Shares over the five-day period prior to the record date for determining SCI's shareholders entitled to vote at the meeting in connection with the Merger, subject to a maximum and minimum number of Common shares. The average closing price of the Common Shares over the five-day period prior to that record date was $22.175 per Common Share.

  In order to allow SCI's shareholders to maintain their relative ownership in SCI, SCI conducted a rights offering entitling its shareholders (other than Security Capital) to purchase up to approximately $104.4 million of additional Common Shares. A total of 4,970,352 Common Shares were purchased by shareholders of SCI pursuant to this rights offering. In addition, as part of the Merger transaction, and in order to permit holders of Common Shares to benefit from the Merger transaction on the same terms as equity holders in Security Capital, on September 16, 1997 Security Capital issued warrants (the "Warrant Issuance") to purchase 3,608,202 shares of Security Capital's Class B Common Stock to SCI's shareholders other than Security Capital. The Warrant Issuance was made by Security Capital in order to induce holders of Common Shares to vote in favor of the 1997 Merger transaction, to broaden Security Capital's shareholder base, to enable Security Capital to raise additional equity capital at a relatively low cost through exercises of warrants and to enable Security Capital to raise additional equity capital in the long run by preserving and enhancing its goodwill with the shareholders of SCI. The number of shares of Class B Common Stock subject to the warrants was based on the closing price of the Class B Common Stock on September 18, 1997, the date the warrants were issued to the agent for the Warrant Issuance for subsequent distribution to holders of Common Shares, other than Security Capital. The warrants will expire on September 18, 1998 and contain customary provisions to protect shareholders from dilution in certain events, including certain distributions and sales of shares of Class B Common Stock at less than market price.

AMENDED AND RESTATED INVESTOR AGREEMENT

  SCI and Security Capital are parties to an Amended and Restated Investor Agreement, dated as of November 18, 1993 and amended and restated as of September 9, 1997 (the "Investor Agreement"). Pursuant to the Investor Agreement, Security Capital has the right, so long as it owns between 10% and 25% of the Common Shares, to nominate one person to the Board. So long as Security Capital owns 25% or more of the Common Shares, Security Capital will be entitled to nominate a proportionate number of persons to the Board subject to a maximum of three nominees if the size of the Board does not increase above the current size. In addition, SCI is required to consult with Security Capital's nominees to the Board prior to taking any action with respect to the following: (i) finalization of the annual budget and substantial deviations therefrom; (ii) the acquisition or sale of assets in a single transaction where the price exceeds $25 million; (iii) any contract for investment, property management or leasing services and (iv) any service contract providing for payments in excess of $1.0 million. SCI has no obligation to follow the advice of Security Capital with respect to the foregoing matters.

  Under the Investor Agreement, Security Capital also has the right of prior approval with respect to the following matters: (i) the issuance of equity securities or securities convertible into equity securities (other than issuances in connection with option, dividend reinvestment and similar plans) for less than the fair market value of such securities; (ii) the issuance of any preferred shares which would result in the Fixed Charge Coverage Ratio (as defined therein) being less than 1.4 to 1.0; (iii) adopting any employee benefit plans under which Common Shares may be issued; (iv) the compensation of senior officers of SCI; (v) incurring additional indebtedness which would result in the Interest Expense Coverage Ratio (as defined therein) being less than 2.0 to 1.0. Finally, Security Capital has the right to call a special meeting of shareholders to consider a Security Capital proposed slate of nominee Trustees in the event that any of its approval rights are held to be unenforceable by a court.

  Security Capital is permitted to make job opportunities with its affiliates available to the officers and employees of SCI; provided that Security Capital gives the Board two weeks' notice prior to making an opportunity available to a senior officer of SCI.

ADMINISTRATIVE SERVICES AGREEMENT; PROTECTION OF BUSINESS AGREEMENT

  In connection with the terms of the Merger Agreement, SCI entered into an administrative services agreement dated as of September 9, 1997 with a subsidiary of Security Capital. Under this agreement, Security Capital will provide SCI with certain administrative services requested by SCI. SCI will not be required to purchase any services. The fees payable to Security Capital will be equal to Security Capital's cost of providing such services plus an overhead factor of 20%. For the initial term of the agreement (through December 31, 1998), the fees payable to Security Capital will not exceed approximately $7.1 million, but may be less than such amount. For the period September 9, 1997 to December 31, 1997, SCI paid $1.1 million in fees to Security Capital.

  In addition, pursuant to a protection of business agreement dated as of September 9, 1997 entered into with Security Capital in connection with the Merger Agreement, Security Capital agreed that, for a three-year term, neither it nor any affiliate will provide substantially the same advice and services as those having been provided by the REIT Manager and the Property Manager to any person within the United States owning or operating real property that is or is planned to be used primarily for distribution and light manufacturing properties.

PLACEMENT AGENT FEES

  On December 22, 1997, SCI raised net proceeds of $200 million from a direct placement of 8,416,667 Common Shares of which Security Capital purchased 3,125,067 shares. SCI paid Security Capital Markets Group Incorporated, an affiliate of Security Capital, a $2.0 million fee for their services in connection with the offering.

PARTNERSHIP AFFILIATIONS

  As part of its acquisition program of industrial properties, SCI has consummated four transactions pursuant to which it contributed cash, and third-party partnerships contributed a portfolio of properties, to SCI Limited Partnership--I, SCI Limited Partnership--II, SCI Limited Partnership--III and SCI Limited Partnership--IV. Irving F. Lyons, III, Co-Chairman and Chief Investment Officer and Trustee of SCI, is a partner in SCI Limited Partnership--I. Mr. Lyons also owns minority interests in a substantial amount of undeveloped industrial land near SCI's industrial parks in the San Francisco Bay Area. SCI has purchase options and rights of first refusal with respect to all sales of land and build-to-suit opportunities involving this property. The SCI Limited Partnership--I transaction and the prices for such options (which are fixed or determined pursuant to formulas) were negotiated at arms' length prior to Mr. Lyons' affiliation with SCI. Jeffrey H. Schwartz, a Managing Director of SCI, has an ownership interest in partnerships that are limited partners in SCI Limited Partnership--III and SCI Limited Partnership--
IV. The SCI Limited Partnership--III and SCI Limited Partnership--IV transaction was negotiated at arms' length prior to Mr. Schwartz's affiliation with SCI.

OTHER TRANSACTIONS WITH AFFILIATES

  Prior to the consummation of the Merger on September 9, 1997, SCI paid REIT management fees to the REIT Manager in an amount equal to $17.8 million, and property management fees to the Property Manager in an amount equal to $3.9 million, for the period from January 1, 1997 to September 8, 1997.

  SCI leases space to related parties on market terms no less favorable to SCI than those that could be obtained with unaffiliated third parties. These transactions are summarized as follows:

                                         SECURITY    REIT    PROPERTY
                                         CAPITAL  MANAGER(1) MANAGER    TOTAL
                                         -------- ---------- -------- ----------
   Rental revenue during the year ended
    December 31, 1997..................  $833,150  $145,244  $550,092 $1,528,486
   Square feet leased as of December
    31, 1997...........................   122,856    25,007    97,077    244,940
   Annualized revenue for leases in
    effect at December 31, 1997........  $870,324       N/A       N/A $  870,324

--------
(1) For the REIT Manager and the Property Manager, amounts included for the year ended December 31, 1997 are for the period January 1, 1997 through September 8, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act of 1934 requires SCI's Trustees, officers and beneficial owners of more than ten percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission and to send copies of those reports to SCI. Based solely on a review of those reports and amendments thereto furnished to SCI and on written representations of certain of such persons that they were not required to file certain of those reports, SCI believes that no such person failed to file any such report on a timely basis during 1997, except that Security Capital, K. Dane Brooksher, Kent W. Johnson, Irving F. Lyons III, Steven K. Meyer, Walter C. Rakowich, Jeffrey H. Schwartz and Robin von Weiler each filed one late report with respect to one transaction.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Arthur Andersen LLP, certified public accountants, who have served as auditors for SCI since 1991, to serve again as the auditors of SCI's books and records for the coming year. A representative of Arthur Andersen LLP is expected to be present at the annual meeting, and he or she will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  SCI's 1997 Annual Report, which includes financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of SCI intended to be presented at the 1999 annual meeting of shareholders must be received by SCI at its principal executive offices not later than January 28, 1998, for inclusion in SCI's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  SCI is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          Jeffrey A. Klopf
                                          Secretary

May 28, 1998

                                                                 SKU# 3640-PS-98

                                  DETACH HERE

                                     PROXY

                       SECURITY CAPITAL INDUSTRIAL TRUST

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF TRUSTEES

                      1998 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints each of K. Dane Brooksher, Thomas G. Wattles, Irving F. Lyons, III, and Jeffry A. Klopf, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Security Capital Industrial Trust to be held on June 30, 1998, and at any and all adjournments or postponements thereof, and to vote at such meeting the common shares of beneficial interest that the undersigned would be entitled to vote if present at such meeting, in accordance with the instructions indicated on the reverse side of this card; if no instructions are indicated, the shares represented by this proxy will be voted for the election of the listed nominees for Trustee, for the amendment to SCI's Amended and Restated Declaration of Trust and, at the direction of the proxies named above, on any other matter which may properly come before the meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

     You are encouraged to specify your choices by marking the appropriate boxes -- SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

          (Continued and to be signed and dated on the reverse side.)

                       SECURITY CAPITAL INDUSTRIAL TRUST

                        Annual Meeting of Shareholders

                               ADMISSION TICKET

                            Tuesday, June 30, 1998
                          10:30 a.m. (Mountain time)
                    Security Capital Industrial Trust (SCI)
                             14100 East 35th Place
                            Aurora, Colorado 80011

                  Please present this ticket for admittance.

                                  DETACH HERE

[X]  Please mark votes as in this example.

1. The election of the following persons as Class II Trustees:

Stephen L. Feinberg and Donald P. Jacobs

     FOR                         WITHHOLD
    BOTH                        FROM BOTH
  NOMINEES                       NOMINEES
    [_]                             [_]

FOR BOTH Nominees except as noted below
[_]
   ------------------------------------



2. To approve an amendment to SCI's Amended and Restated Declaration of Trust to
(a) change SCI's name to ProLogis Trust and (b) increase SCI's authorized capitalization from 180,000,000 to 230,000,000 shares of beneficial interest:

     FOR                    AGAINST                ABSTAIN
     [_]                      [_]                    [_]

3. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

[Insert Recordholder Information]

Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

Please sign exactly as name(s) appears to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.


Signature:_____________________ Date:___________


Signature:_____________________ Date:___________